UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2014

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 3, 2014, Columbia Banking System, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting the appointments of Messrs. Craig D. Eerkes and Mark A. Finkelstein to the Board of Directors of both the Company and of the Company’s wholly owned subsidiary, Columbia State Bank (the “Bank”). Upon filing of the Original Report, Messrs. Eerkes and Finkelstein had yet to be appointed to any committees of the Company or the Bank.

This Current Report on Form 8-K/A amends the Original Report to report that on October 22, 2014, Mr. Eerkes was appointed to the Personnel and Compensation Committee and the Enterprise Risk Management Committee of both the Company and the Bank, and Mr. Finkelstein was appointed to the Enterprise Risk Management Committee and the Mergers and Acquisitions Committee of both the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2014	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Clint E. Stein
Clint E. Stein
Executive Vice President and Chief Financial Officer